UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2006
NASTECH PHARMACEUTICAL COMPANY INC.
(Exact name of registrant as specified in charter)

DELAWARE	0-13789	11-2658569
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3830 Monte Villa Parkway
Bothell, Washington	98021
(Address of principal executive offices)	(Zip Code)
425-908-3600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.
     On December 4, 2006, Nastech Pharmaceutical Company Inc. (the “Company”) entered into the First Amendment (the “Amendment”) to the Product Development and License Agreement (the “License Agreement”) with Procter & Gamble Pharmaceuticals, Inc. (“P&G”) relating to the Company’s Parathyroid Hormone (PTH1-34) Nasal Spray, which is under development for the treatment of osteoporosis.
     Under the terms of the Amendment, an additional Phase II dose ranging study relating to PTH1-34 has been added to the clinical development program under the License Agreement and is planned to begin in 2007. In addition, the Amendment modifies contractual milestone payment terms under the License Agreement relating to $15 million that the Company had previously anticipated being achieved in 2006 by amending such milestones to a $5 million payment on the initiation of an additional Phase II dose ranging study and a $10 million payment on the initiation of a Phase III clinical study.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Nastech Pharmaceutical Company Inc. dated December 4, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nastech Pharmaceutical Company Inc.
(Registrant)

	By: Name:	/s/ Steven C. Quay Steven C. Quay, MD, Ph.D.
	Title:	Chairman of the Board, President and CEO

Dated: December 8, 2006
Exhibit Index

Exhibit No.	Description
99.1	Press Release of Nastech Pharmaceutical Company Inc. dated December 4, 2006.